Exhibit 10.1

INVESTMENT AGREEMENT

dated as of August 18, 2011,

between

BARNES & NOBLE, INC.

and

LIBERTY GIC, INC.

Table of Contents

i

Index of Defined Terms

Term	Location of Definition

1996 Plan	2.01(b)(i)
2004 Plan	2.01(b)(i)
2009 Plan	2.01(b)(i)
2011 Annual Meeting Completion Date	6.08(a)
Affiliate	6.08(b)
Agreement	Preamble
ASRS	6.08(c)
ASRS Eligible	6.08(d)
beneficial owner; beneficial ownership	6.08(e)
Board	2.01(b)(i)
Business Day	6.08(f)
Certificate of Designations	Recitals
Change of Control	6.08(g)
Closing	1.02(a)
Closing Date	1.02(a)
Company	Preamble
Company 401(k) Plan	2.01(b)(i)
Company By-Laws	2.01(a)
Company Certificate of Incorporation	2.01(a)
Company Common Stock	2.01(b)(i)
Company Disclosure Letter	2.01(a)
Company Preferred Stock	2.01(b)(i)
Company Restricted Stock	2.01(b)(i)
Company Rights	2.01(b)(i)
Company RSUs	2.01(b)(i)
Company Stock Options	2.01(b)(i)
Company Stock Plans	2.01(b)(i)
Confidentiality Agreement	3.03
Contract	2.01(d)(i)
Credit Agreement	6.08(j)
Dividend Payment Date	6.08(k)
Dividend Record Date	6.08(m)
Effectiveness Period	5.04(k)
Exchange Act	2.01(b)(ii)
GAAP	2.01(h)(i)
Governmental Entity	2.01(d)(ii)
Hedging Counterparty	6.08(n)
Hedging Transaction	5.08(o)
Holding Period	4.02
HSR Act	2.01(d)(ii)
HSR Clearance	3.01
In the Money Securities	6.08(p)

Location of Definition

Indemnified Party	5.07(d)
Indemnifying Party	5.07(d)
Investor	Preamble
Investor Indemnified Person	5.07(b)
Judgment	2.01(d)(i)
Junior Stock	6.08(q)
Law	2.01(d)(i)
Liberty Distribution Transaction	6.08(r)
Liberty Indemnified Person	5.07(a)
Liberty Party; Liberty Parties	6.08(s)
Liens	2.01(d)(i)
Limited Mirror Agreement	4.06(b)
Losses	5.07(a)
Major Division	6.08(t)
Mirror Agreement	4.06(a)
New Securities	4.03
Ownership Percentage	6.08(u)
Parity Stock	6.08(v)
Permitted Transferee	5.11
Preferred Share Purchase	1.01
Preferred Shares	Recitals
prospectus	6.08(w)
Register, registered, registration	6.08(x)
Registrable Securities	6.08(y)
Registration Expenses	6.08(z)
registration statement	6.08(z)
Representative	6.08(bb)
Requested Information	6.08(b)
Rights Plan	6.08(cc)
Scheduled Black-out Period	6.08(dd)
SEC	2.01(h)(i)
SEC Documents	2.01(h)(i)
Securities Act	2.01(d)(ii)
Selling Expenses	6.08(ee)
Senior Stock	6.08(ff)
Series I Preferred Stock	6.08(gg)
Series J Preferred Stock	Recitals
Subsidiary	6.08(hh)
Suspension Period	5.01(d)
Tax; Taxes	6.08(ii)
Transfer	4.02
Underwriter Cutback	5.01(a)
Voting Company Debt	2.01(b)(i)

INVESTMENT AGREEMENT dated as of August 18, 2011 (this “Agreement”), between Barnes & Noble, Inc., a Delaware corporation (the “Company”), and the investor identified on the signature page hereto (the “Investor”).

WHEREAS the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 204,000 shares (the “Preferred Shares”) of the Company’s Senior Convertible Redeemable Series J Preferred Stock, par value $.001 (the “Series J Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations in the form attached hereto as Annex A (the “Certificate of Designations”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Purchase and Sale; Closing

SECTION 1.01. Purchase and Sale of the Preferred Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase and acquire from the Company, 204,000 Preferred Shares for a purchase price per Preferred Share equal to $1,000, payable as set forth in Section 1.02(b).  The purchase and sale of the Preferred Shares is referred to in this Agreement as the “Preferred Share Purchase”.

SECTION 1.02. Closing.

(a) The closing of the Preferred Share Purchase (the “Closing”) will occur on the date hereof (the “Closing Date”) upon the execution and delivery of this Agreement at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

(b) At the Closing, (i) the Company shall deliver to the Investor a certificate representing the Preferred Shares to be sold to such Investor, duly registered in the name of the Investor, and (ii) the Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company of immediately available funds, $204,000,000.

ARTICLE II
Representations and Warranties

SECTION 2.01. Representations and Warranties of the Company.  Except as set forth in the Company Disclosure Letter, the Company represents and warrants as of the date hereof to the Investor as follows:

(a) Organization, Standing and Corporate Power.  Each of the Company and its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as presently conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each U.S. jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.  True, correct and complete copies of the Company Certificate of Incorporation (the “Company Certificate of Incorporation”) and the Amended and Restated By-Laws of the Company (the “Company By-Laws”), in each case, as in effect on the date of this Agreement, have been made available to the Investor.

(b) Capitalization.

(i) The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $.001 per share (the “Company Common Stock”) and 5,000,000 shares of preferred stock, par value $.001 per share (the “Company Preferred Stock”), of which 300,000 shares of Company Preferred Stock were designated by the board of directors of the Company (the “Board”) as Series I Preferred Stock and are issuable upon exercise of the rights (the “Company Rights”) issued pursuant to the Rights Plan.  At the close of business on July 31, 2011, (i) 60,200,526 shares of Company Common Stock (which includes 2,299,919 shares of Company Common Stock granted pursuant to a Company Stock Plan that is subject to vesting or other forfeiture conditions or repurchase by the Company (such shares, the “Company Restricted Stock”)) were issued and outstanding, (ii) 5,623,642 shares of Company Common Stock were reserved and available for issuance pursuant to the 2009 Incentive Plan of the Company (the “2009 Plan”), the 2004 Incentive Plan of the Company, as amended (the “2004 Plan”), and the Amended and Restated 1996 Incentive Plan of the Company (the “1996 Plan”, and collectively with the 2009 Plan and the 2004 Plan, the “Company Stock Plans”), of which 3,812,294 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock (such options, the “Company Stock Options”), and 581,669 shares of Company Common Stock were subject to outstanding restricted stock units (such restricted stock units, the “Company RSUs”), (iii) 32,740,018 shares of Company Common Stock were owned by the Company as treasury stock, (iv) no shares of Company Preferred Stock were outstanding and (v) 300,000,000 shares of Company Preferred Stock were reserved for issuance in connection with the Company Rights.  Except as set forth above, at the close of business on July 31, 2011, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding and no securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or equity interests in the Company were issued or outstanding.  Since July 31, 2011, to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of or equity interests in the Company, other than issuances of shares upon the vesting of Company Restricted Stock pursuant to the Company Stock Plans or shares of Company Common Stock pursuant to Company Stock Options, Company RSUs, or the Company’s Amended and Restated Savings Plan (the “Company 401(k) Plan”) and (y) there have been no issuances by the Company of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock, other than issuances pursuant to the Company 401(k) plan in accordance with its terms.  All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the date hereof will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).  Except for any obligations pursuant to this Agreement or as otherwise set forth above in this Section 2.01(b), as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company is bound (1) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or equity interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or equity interest in, the Company or any Voting Company Debt, (2) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking or (3) that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock.  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, other than pursuant to the Company Stock Plans and the Company 401(k) Plan.  A true, correct and complete copy of the Rights Plan as in effect on the date of this Agreement has been made available to the Investor.

(ii) The Company Common Stock, and the associated Company Rights thereto, constitute the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Authorization; Enforceability.

(i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly authorized and approved by all necessary corporate action on the part of the Company.  On or prior to the date of this Agreement, the Board has duly adopted resolutions approving this Agreement and the transactions contemplated hereby and adopting the Certificate of Designations. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(ii) No vote of the stockholders of the Company is required under applicable Law, under the Company Certificate of Incorporation or Company By-Laws, or under any contract between the Company and any stockholder of the Company, to authorize the issuance of the Series J Preferred Stock in accordance with this Agreement or to authorize the issuance of the Company Common Stock upon conversion of the Series J Preferred Stock in accordance with the Certificate of Designations, as applicable.

(d) No Conflict.

(i) The Company is not in violation or default of any provision of the Company Certificate of Incorporation or the Company By-Laws. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Company Certificate of Incorporation or the Company By-Laws or (B) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of the Company and its Subsidiaries, taken as a whole, or (2) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation of any Governmental Authority (“Law”) that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Authority (“Judgment”), in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (B) above, any such conflicts, violations, breaches, defaults, rights, losses or pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature (collectively, “Liens”) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(ii) Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the securities or blue sky laws of the various states or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)  or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(e) Authorization of Company Preferred Stock and Company Common Stock.  As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Preferred Shares (i) will be duly authorized by all necessary corporate action on the part of the Company, (ii) will be validly issued, fully paid and nonassessable, (iii) will not be subject to preemptive rights or restrictions on transfer (other than restrictions on transfer under this Agreement and under applicable state and federal securities laws), (iv) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement and in the Certificate of Designations and (v) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).  The Company Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable, and will not be subject to preemptive rights or restrictions on transfer (other than restrictions on transfer under this Agreement and under applicable state and federal securities laws).

(f) Private Offering.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of the Preferred Shares or solicited any offers to buy the Preferred Shares, under circumstances that would require registration of the Preferred Shares under the Securities Act.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Preferred Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and their Representatives will take any action or steps referred to in the two preceding sentences that would require registration of any of the Preferred Shares under the Securities Act.  Assuming the accuracy of the representations made by the Investor in Section 2.02, the sale and delivery of the Preferred Shares hereunder are exempt from the (i) registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(g) Anti-Takeover Provisions Not Applicable.  The provisions of Section 203 of the General Corporation Law of the State of Delaware as they relate to the Company do not and will not apply to this Agreement or to any of the transactions contemplated hereby.

(h) SEC Documents; Undisclosed Liabilities; Disclosure Controls and Procedures.

(i) The Company has filed all material reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed by the Company pursuant to the Securities Act or the Exchange Act since January 31, 2009 (the “SEC Documents”).  As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff.  The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included or incorporated by reference in the SEC Documents when filed complied in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(ii) Except for matters reflected or reserved against in the most recent consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities that (A) were incurred since the date of such balance sheet in the ordinary course of business, (B) are incurred in connection with the transactions contemplated by this Agreement or (C) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets or properties of the Company and its Subsidiaries, taken as a whole.  There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents nor any obligations to enter into any such arrangements.

(iii) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  Since January 31, 2009, neither the Company nor the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.  To the knowledge of the Company, there is no fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

SECTION 2.02. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that as of the date hereof:

(a) Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted

(b) Authorization; Enforceability.  The Investor has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Investor and the consummation of the transactions contemplated by and compliance with the provisions of, this Agreement, by the Investor have been duly authorized by all necessary corporate action on the part of the Investor (and, as of the date of this Agreement, the resolutions giving effect to such corporate actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Conflict.  The execution and delivery by the Investor of this Agreement do not, and the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Investor under, the certificate of incorporation or bylaws, or similar organizational documents, of the Investor, any provision of any Contract to which the Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of the Investor and its Subsidiaries, taken as a whole, or any Law that is material to the Investor and its Subsidiaries, taken as a whole, or Judgment, in each case, applicable to the Investor or any of its Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(d) Consents.  Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states or the HSR Act or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(e) Purchase for Investment.  The Investor acknowledges that the Preferred Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring the Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of the Preferred Shares to any person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Preferred Shares, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(f) Ownership.  Neither the Investor nor any of its Affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Company Common Stock, or is a party to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, any shares of Company Common Stock.

(g) Brokers and Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Investor or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

ARTICLE III

Covenants

SECTION 3.01. Further Assurances. (a) Each of the Investor and the Company will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement (including, for the avoidance of doubt, taking such actions as are reasonably necessary to cause any condition to the effectiveness of the voting rights of the Series J Preferred Stock to be satisfied), and to perform the covenants contemplated by this Agreement, it being agreed that each of the Company and the Investor shall make or file any such applications, notices, petitions or filings required to be made by it with Governmental Entities in connection with the transactions contemplated by this Agreement as promptly as practicable, and in any event not later than the date that is 15 Business Days, after the date of this Agreement.  Each party shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, each party will use its commercially reasonable efforts to promptly obtain, and will cooperate as may reasonably be requested by the other party and use its commercially reasonable efforts to help the other party promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or any applicable antitrust, merger or competition law for the Investor to be able to convert the Preferred Shares into Company Common Stock and to otherwise vote the Preferred Shares on an as-converted basis (collectively, “HSR Clearance”).  Notwithstanding any covenants of the parties set forth herein, none of the parties hereto will be required to take any action requiring, or enter into any settlement, undertaking, condition, consent decree, stipulation or other agreement with any Governmental Entity that requires such party or any of its Subsidiaries or Affiliates to (x) hold separate (in trust or otherwise), divest itself or otherwise rearrange the composition of any assets, businesses or interests of such party or any of its Subsidiaries or Affiliates or imposes any limitations on such person’s freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such person (including any securities of the Liberty Parties or of the Company and the voting and other rights related to ownership thereof), (y) agree to any other conditions or requirements or to take any other actions that are adverse or burdensome or would reasonably be expected to adversely affect such person, in order to satisfy any objection of any Governmental Entity or any other person or (z) incur any material financial obligation imposed by any Governmental Entity.  The parties agree that prior to the later to occur of (A) receipt of HSR Clearance and (B) the 2011 Annual Meeting Completion Date, the Investor shall have no right to convert shares of Series J Preferred Stock owned by it into Company Common Stock.  Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Investor and the Company shall promptly furnish each other, to the extent permitted by applicable Laws, with copies of written communications received by them or their Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(b) The Company shall give prompt written notice to the Liberty Parties upon becoming aware of any Claim commenced or, to the knowledge of the Company, to which the Company is or may become a party (including any such Claim in the right of the Company) (x) relating to or involving this Agreement, the Certificate of Designations or the transactions contemplated hereby, or (y) seeking to enjoin, restrain, restrict, limit or prohibit the transactions contemplated hereby or any of the rights, privileges or preferences to which the Holders of the Series J Preferred Stock are entitled as set forth in this Agreement or the Certificate of Designations.  Without limiting its obligations under Section 5.07, the Company shall give the Liberty Parties the opportunity to participate in (but not control) the defense and settlement of any such Claims and the Company agrees to use, and to cause its Affiliates, directors and officers to use, its commercially reasonable efforts to defend or contest any such Claim, subject to the right of the Company to settle such Claim in compliance with Section 5.07 of this Agreement.  The Liberty Parties will cooperate with the Company in its defense of such Claims as the Company may reasonably request.

SECTION 3.02. Expenses.  Except as otherwise provided in this Agreement, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

SECTION 3.03. Confidentiality.  The Investor hereby agrees to keep confidential and to cause its employees, officers, directors, Affiliates and Representatives to keep confidential any and all confidential information of the Company, including non-public information relating to the Company’s finances and results, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that was disclosed by the Company or its Representatives on or prior to the date of this Agreement pursuant to the terms of the confidentiality agreement dated December 6, 2010 between the Company and the Investor (the “Confidentiality Agreement”).

ARTICLE IV

Additional Agreements

SECTION 4.01. Consent Rights.  (a)  Following the receipt of HSR Clearance, for so long as the Liberty Parties beneficially own at least 102,000 shares of Series J Preferred Stock, in addition to any other vote or consent of the Company’s stockholders required by law or by the Company Certificate of Incorporation, the Company shall not, and shall cause its Subsidiaries not to, as applicable, without the affirmative vote or written consent of the Liberty Parties who are the record holders of the shares of Series J Preferred Stock at such time (which consent, except as expressly provided below, may be given or withheld, or made subject to such conditions as are determined by the Liberty Parties, in their sole discretion):

(i) (A) amend, alter or repeal any provision of the Certificate of Designations or any other instrument establishing and designating the Series J Preferred Stock, or (B) amend, alter or repeal the Company Certificate of Incorporation or the Company By-Laws, any resolution of the Board or any other instrument establishing and designating preferred stock of the Company (other than the Series J Preferred Stock) or any Junior Stock and determining the relative rights, privileges and preferences thereof, if, in the case of clause (B), such action would have an adverse effect on the rights, privileges or preferences of the Series J Preferred Stock, including the conversion rights thereof;

(ii) unless full dividends on all outstanding shares of the Series J Preferred Stock have been declared and paid including, for the avoidance of doubt, any amounts of accrued and unpaid dividends which have been added to the Liquidation Preference Amount pursuant to clause (ii) of the definition thereof in the Certificate of Designations, or declared and a sum sufficient for the payment of those dividends has been set aside for the benefit of the holders thereof on the applicable Dividend Record Date, declare or pay any dividend on, or make any distributions relating to, Junior Stock or Parity Stock (including pursuant to Section 4.01(a)(iii)) or redeem, purchase or acquire for value any (x) Junior Stock or Parity Stock, (y) equity securities of any Subsidiary which are held by a person other than a Subsidiary or (z) any options, warrants or other rights to acquire such securities, other than:  (A) purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; (B) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy stock, including under a contractually binding stock repurchase plan, provided such Contract or plan was entered into prior to any default by the Company of its obligations to pay dividends on the Series J Preferred Stock; (C) as a result of an exchange or conversion of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock; (D) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; (E) distributions of Junior Stock or rights to purchase Junior Stock (subject to clause (iii) of this Section 4.01(a)) or (F) any exchange of Junior Stock for rights issued pursuant to the Rights Plan or any successor stockholder rights plan;

(iii) distribute (by way of dividend, share distribution, exchange, redemption, recapitalization or similar transaction) securities of any entity holding a significant portion of the assets and business of a Major Division, including by way of spin-off, split-off or other distribution transaction;

(iv) authorize, designate or issue any Senior Stock or Parity Stock;

(v) enter into, or permit any Subsidiary to enter into, any agreement, or any modification or amendment to an existing agreement, which, in the absence of a default under such agreement, would by its terms prevent the Issuer from fully performing its obligations with respect to the Series J Preferred Stock;

(vi) consolidate with, or merge with or into, or enter into a business combination or similar extraordinary transaction with any person or entity, or effect a statutory exchange of securities of the Company with another person or entity (any of the foregoing, a “Specified Transaction”), unless (A) in such Specified Transaction, the outstanding shares of Series J Preferred Stock are to be converted into or exchanged for preferred stock issued by the surviving corporation or other continuing entity in such Specified Transaction (or, if the surviving entity is the Company, remain outstanding without any changes to the terms thereof, except as otherwise required pursuant to the Certificate of Designations); provided, that in the event the holders of Company Common Stock will receive in such Specified Transaction securities of an issuer other than such surviving or continuing entity, such consent will be required unless the Series J Preferred Stock is converted into preferred stock of such other issuer having such rights, powers and preferences equivalent to the Series J Preferred Stock and otherwise reasonably acceptable to the Liberty Parties, or (B) immediately prior to the effective date of such Specified Transaction, the Company offers to purchase all outstanding shares of Series J Preferred Stock for cash in an amount equal to the amount the Company would be required to offer to purchase such shares of Series J Preferred Stock in a Change of Control Sale (as defined in the Certificate of Designations);

(vii) sell, transfer, lease, license or otherwise dispose of all or substantially all of the assets constituting a Major Division;

(viii) fundamentally change the business of the Company and its Subsidiaries from the business of the Company and its Subsidiaries as presently conducted, or make any investment (including by way of acquisition) having a purchase or acquisition price in excess of $50,000,000 where the business being conducted by the investee or the acquired business constitutes a departure from the current lines of business of the Company and its Subsidiaries;

(ix) enter into (or permit any Subsidiary to enter into) any Contract (including any amendment or modification thereto or extension thereof) with (A) any director or executive officer of the Company, (B) any person or group beneficially owning in excess of 5% of the outstanding shares of Company Common Stock, or (C) any Affiliate or family member of any of the foregoing, other than (1) any Contract between or among (i) the Company and any of its Subsidiaries or (ii) two or more of the Company’s Subsidiaries and (2) any of the foregoing that are not required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (including executive compensation matters); provided, however, that the affirmative vote or written consent of such Liberty Parties shall not be unreasonably withheld, conditioned or delayed under this clause (ix); or

(x) amend the Rights Plan in such a way, or adopt or enter into any new or successor shareholder rights agreement or plan having provisions which would adversely effect the powers, preferences, rights or privileges of the holders of Series J Preferred Stock, including upon conversion of the Preferred Shares, relative to the Rights Plan as in effect as of the Closing.

(b)  Following a conversion of the Series J Preferred Stock pursuant to Section 9 of the Certificate of Designations, for so long as the Liberty Parties beneficially own at least the number of shares of Company Common Stock that the Liberty Parties would have received upon the conversion of 102,000 shares of Series J Preferred Stock, then the Company will not, and will not permit any Subsidiary to, take any of the actions specified in clauses (iii), (vii), (viii) and (ix) of Section 4.01(a) unless it shall have received the affirmative vote or written consent of the Liberty Parties prescribed by Section 4.01(a).

(c) Following the date of this Agreement but prior to the receipt of HSR Clearance, the Company shall not, and shall cause its Subsidiaries not to, take any action described above in Section 4.01(a) that would require the affirmative vote or written consent of the Liberty Parties following the receipt of HSR Clearance.

(d) The Liberty Parties shall respond as promptly as reasonably practicable to any request for consent under this Section 4.01.  In the event that the Liberty Parties do not respond within five Business Days of the receipt by the Liberty Parties of a request for consent for a specific Contract or transaction under clause (ix) of Section 4.01(a) or pursuant to Section 4.01(b) (to the extent relating to a matter described in clause (ix) of Section 4.01(a)), which is accompanied by reasonably detailed information with respect to the matter for which consent is being requested, then the Liberty Parties shall be deemed to have consented to such matter.

(e) The consent rights provided for in Sections 4.01(a) and 4.01(b) and the pre-emptive rights provided for in Section 4.03 shall terminate permanently upon the Liberty Parties ceasing to beneficially own at least the minimum number of shares of Series J Preferred Stock or Company Common Stock specified therein.

SECTION 4.02. Restrictions on Transfer.  (a)  The Investor agrees that it will not, and will not permit any of its Affiliates to, directly or indirectly sell, transfer, pledge, encumber, assign, loan, or otherwise dispose of (“Transfer”) any portion or interest of any Series J Preferred Stock or any other securities of the Company acquired as a result of the ownership of the Series J Preferred Stock or Company Common Stock issued upon conversion of shares of Series J Preferred Stock to any person prior to February 18, 2013 (the period from the Issue Date until such date, the “Holding Period”) without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion), other than (i) to any Affiliate controlled by or under common control with a Liberty Party, or to any Liberty Party in connection with a Liberty Distribution Transaction, in each case provided that the transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement, (ii)  pursuant to a tender or exchange offer recommended by the Board, (iii) pursuant to a merger, consolidation, business combination or similar extraordinary transaction, (iv) any bona fide pledge arrangements entered into in connection with a secured lending transaction with a bank or financial institution that regularly engages in secured lending transactions as a lender, (v) to the Company or (vi) pursuant to any other transaction approved by the Board.  Any purported Transfer which is not in accordance with the terms and conditions of this Section 4.02(a) shall be, to the fullest extent permitted by law, null and void ab initio and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.  Each Person to whom a Transfer is made in compliance with this Section 4.02(a) (other than pursuant to clauses (ii) through (vi) hereof) shall be included in the term “Investor” from and after the date of such Transfer provided that the transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement.  The restrictions set forth in this Section 4.02(a) shall terminate in connection with a Change of Control.

(b) Investor agrees that prior to the end of the Holding Period it shall not, directly or indirectly, enter into any Hedging Transaction; provided that any pledge permitted under Section 4.02(a)(iv) will not constitute a Hedging Transaction for purposes of this Section 4.02(b).

(c) Any Transfer of Series J Preferred Stock shall be subject to the requirements of Section 4.04.

SECTION 4.03. Pre-emptive Rights.  (a)  For so long as the Liberty Parties beneficially own at least 102,000 shares of Series J Preferred Stock, at any time that the Company makes any public or nonpublic offering or sale of any shares of capital stock, including Company Common Stock, or other securities convertible into, or exercisable or exchangeable for, shares of capital stock or other equity interests in the Company (the “New Securities”) (other than: (i) pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries, (ii) the issuance of any shares of Company Common Stock pursuant to any exercise of any option, warrant, right, or exchangeable or convertible security, in each case, outstanding as of August 18, 2011, (iii) in connection with any merger, consolidation, business combination or any similar extraordinary transaction, (iv) under the Rights Plan or any successor shareholder rights agreement or plan or (v) for the avoidance of doubt, the issuance of shares of Company Common Stock in connection with a subdivision or split of the Company Common Stock), each Liberty Party holding shares of Series J Preferred Stock at such time shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (other than terms that cannot reasonably be satisfied or applicable to the Liberty Parties) as such New Securities are proposed to be offered to others (or, to the extent such New Securities are offered for consideration (or the exercise price of which is to be paid in consideration) other than cash, the cash equivalent thereof) an amount of New Securities up to the aggregate amount of New Securities to be offered or sold (including those to be sold to the Liberty Parties pursuant to this Section 4.03) multiplied by such Liberty Party’s Ownership Percentage.

(b) In the event the Company proposes to offer or sell New Securities, it shall give each Liberty Party holding shares of Series J Preferred Stock at such time written notice of its intention, describing the type of New Security, price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same, no later than two Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  Each such Liberty Party shall have 10 Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.03 and, the amount of New Securities such Liberty Party desires to purchase, up to the maximum amount calculated pursuant to Section 4.03(a).  Such notice shall constitute a nonbinding indication of interest of such Liberty Party to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of a Liberty Party to respond within such 10 Business Day period shall be deemed to be a waiver of such Liberty Party’s rights under this Section 4.03 only with respect to the offering described in the applicable notice.

(c) If a Liberty Party exercises its rights provided in this Section 4.03, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 90 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable Laws and regulations (including receipt of any applicable regulatory or stockholder approvals).  The Company and each Liberty Party exercising its rights under Section 4.03 will use commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) In the event that a Liberty Party fails to exercise its rights provided in this Section 4.03 within such 10-Business Day period or, if so exercised, a Liberty Party is unable to consummate such purchase within the time period specified in Section 4.03(c) because of such Liberty Party’s failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 90 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.03 by such Liberty Party or which such Liberty Party is unable to purchase because of such failure to obtain any such consent or approval, at a price no less than that offered to the Liberty Parties, and otherwise upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Liberty Parties. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of 10 Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 270 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 90-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 270 days from the date of such agreement), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Liberty Parties in the manner provided in this Section 4.03.

(e) In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f) Notwithstanding anything to the contrary in this Section 4.03, the Liberty Parties shall not have the right to purchase New Securities in an amount that would cause the Liberty Parties’ beneficial ownership (in each case, as determined in accordance with the Rights Plan) of Company Common Stock, in the aggregate, to exceed 20% of the Outstanding Common Shares (as defined in the Rights Plan) .

SECTION 4.04. Initial Election of Directors.  Pursuant to Section 12(b) of the Certificate of Designations, immediately following the Liberty Parties’ receipt of HSR Clearance, the registered holders of the Series J Preferred Stock will elect Messrs. Gregory B. Maffei and Mark Carleton to the Board.  Registered holders of Series J Preferred Stock shall only exercise their rights pursuant to Section 12(b) of the Certificate of Designations to elect director nominees that have been approved by the Corporate Governance and Nominating Committee of the Board (such approval not to be unreasonably withheld, conditioned or delayed).  As a condition to any Transfer of shares of Series J Preferred Stock, the Liberty Party that is the transferor shall obtain from the transferee a written agreement (of which the Company shall be a beneficiary) to cast all votes which such transferee is entitled to cast on the election of directors pursuant to Section 12(b) of the Certificate of Designations in a manner consistent with this Section 4.04, only for the director nominees for which the Liberty Parties holding shares of Series J Preferred Stock vote and otherwise comply with this Section 4.04.

SECTION 4.05. Observer Rights.  Each director elected pursuant to Section 12(b) of the Certificate of Designations shall be entitled to attend meetings of the standing committees of the Board as a non-voting observer, subject to compliance with the applicable rules of the New York Stock Exchange.

SECTION 4.06. Survival of Rights and Obligations upon a Spin-Off.  (a)  If, in the event of a Distribution Transaction (as defined in the Certificate of Designations) any Investor at the time of such Distribution Transaction elects to receive Mirror Preferred Stock and Exchange Preferred Stock (each as defined in the Certificate of Designations) pursuant to Section 10(c)(iii) of the Certificate of Designations, the Distributed Entity (as defined in the Certificate of Designations) and such Investor shall concurrently enter into an agreement (a “Mirror Agreement”) which shall provide for substantially identical rights and obligations with respect to such Investor and the Distributed Entity as were provided and in effect in this Agreement with respect to such Investor and the Company immediately prior to the Distribution Transaction, including the rights set forth in Sections 4.01, 4.03 and 4.04 and Article V of this Agreement.  Such Mirror Agreement will be in a form substantially similar to this Agreement with such adjustments and changes thereto, such as with respect to the company and stock names and the minimum threshold for the exercise of a demand request under Section 5.01, which are necessary to preserve the rights and obligations intended to be provided thereby.  To the extent that such Investor’s rights under this Agreement were based upon its ownership of a minimum number of shares of Series J Preferred Stock (including, for the avoidance of doubt, those rights pursuant to Sections 4.01, 4.03 and 4.04), such rights will be continued in such Mirror Agreement and the minimum number of shares of Mirror Preferred Stock required to exercise any equivalent rights thereunder will be appropriately adjusted based upon, among other facts, such Investor’s ownership of Series J Preferred Stock immediately prior to the Distribution Transaction and reflecting the exchange of such minimum number of shares of Series J Preferred Stock for Mirror Preferred Stock and Exchange Preferred Stock (e.g., if an Investor is required to beneficially own at least 102,000 shares of Series J Preferred Stock to exercise a right hereunder, in order to exercise such right under such Mirror Agreement such Investor will be required to beneficially own at least the amount of Mirror Preferred Stock that such Investor would have received if it had elected pursuant to Section 10(c)(iii) of the Certificate of Designations to exchange 102,000 shares of Series J Preferred Stock).  Each Mirror Agreement will further provide that the running of any then applicable time periods (other than those with respect to the Effectiveness Period of a registration statement under Article V) pursuant to the terms of this Agreement shall be tacked for purposes of the corresponding time periods in the Mirror Agreement.  In addition, concurrently with the entry into such Mirror Agreement, this Agreement shall be amended with respect to such Investor to reflect any adjustments and changes thereto, such as with respect to the minimum threshold for the exercise of a demand request under Section 5.01, which are necessary, following the issuance of the Exchange Preferred Stock, to preserve the rights and obligations provided in this Agreement immediately prior to the Distribution Transaction.  For the avoidance of doubt, the obligations of each of the Distributed Entity and the Company, including with respect to the number of demand registrations which each of the Distributed Entity or the Company must effect, and the rights of any Investor that receives Mirror Preferred Stock and Exchange Preferred Stock, including with respect to its proportional representation on the board of directors of each of the Distributed Entity and the Company, if applicable, shall not be enlarged, increased or otherwise made greater with respect to either the Distributed Entity or the Company than those which existed immediately prior to the Distribution Transaction, subject to the replication of such rights and obligations with respect to the Distributed Entity as is contemplated by the Mirror Agreement.

(b) If any Investor holds Registrable Securities at the time of a Distribution Transaction (but does not then own shares of Series J Preferred Stock), the Distributed Entity and such Investor shall enter into an agreement (a “Limited Mirror Agreement”) which will provide for substantially identical rights and obligations with respect to such Investor and the Distributed Entity as were provided and in effect in this Agreement with respect to such Investor and the Company immediately prior to the Distribution Transaction, including the rights set forth in Section 4.01(b), if applicable, and Article V of this Agreement.  Such Limited M irror Agreement will be in a form substantially similar to this Agreement with such adjustments and changes thereto, such as with respect to the company and stock names and the minimum threshold for the exercise of a demand request under Section 5.01, which are necessary to preserve the rights and obligations intended to be provided thereby.  To the extent that such Investor’s rights under this Agreement were based upon its ownership of a minimum number of shares of Company Common Stock (including, for the avoidance of doubt, those rights pursuant to Sections 4.01(b)), such rights will be continued in such Limited Mirror Agreement and the minimum number of shares of Company Common Stock required to exercise any rights thereunder will be appropriately adjusted based upon, among other facts, such Investor’s ownership of Company Common Stock immediately prior to the Distribution Transaction and reflecting ownership of the number of securities of such Distributed Entity that were received in such Distribution Transaction by a holder of such minimum number of shares of Company Common Stock.  Such Limited Mirror Agreement will further provide that the running of any then applicable time period (other than those with respect to the Effectiveness Period of a registration statement under Article V) of this Agreement shall be tacked for purposes of the corresponding time periods in such agreement. For the avoidance of doubt, the obligations of the Distributed Entity, including with respect to the number of demand registrations which the Distributed Entity must effect, and the rights of any Investor shall not be enlarged, increased or otherwise made greater with respect to the Distributed Entity than those which existed immediately prior to the Distribution Transaction, subject to the replication of such rights and obligations with respect to the Distributed Entity as is contemplated by the Limited Mirror Agreement.

SECTION 4.07. NDA.  Paragraph 12 of the Confidentiality Agreement shall terminate as of the date hereof and be of no further force and effect.

ARTICLE V

Registration Rights

SECTION 5.01. Demand Offering.  (a)  Subject to the terms and conditions of this Agreement, at any time following the Holding Period, the Investor may request the Company to register under the Securities Act all or any portion of the shares of Registrable Securities held by the Investor for sale in the manner specified in such notice, provided that the aggregate offering price, as such amount is determined on the cover page of the registration statement, shall not be less than $50,000,000.  Such request shall specify the intended method of disposition thereof by the Investor, including whether (i) the registration requested is for an underwritten offering and (ii) the registration statement covering such Registrable Securities shall be on Form S-3 (subject to Section 5.01(c)).  If the Company is requested to file a registration on Form S-3 and the Company is then ASR Eligible, the Company shall use commercially reasonable efforts to cause the registration statement to be an ASRS. In the event that any registration pursuant to this Section 5.01 shall be, in whole or in part, an underwritten public offering of Company Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein (an “Underwriter Cutback”).  The Investor may revoke a request pursuant to this Section 5.01 prior to the effective date of the corresponding registration statement; provided, that such request shall count as one of the Investor’s demand requests referred to in Section 5.01(b) unless the Investor reimburses the Company for all out-of-pocket expenses (including Registration Expenses) incurred by the Company relating to such registration statement; provided, further, if the Investor revokes a demand pursuant to this Section 5.01(a) within 24 hours after notice in writing to Investor of an Underwriter Cutback, (a) such request shall not count as one of its demand requests pursuant to Section 5.01(b) and (b) the Investor will not be responsible to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

(b) Following receipt of any notice under this Section 5.01, the Company shall use commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Investor, the number of shares of Registrable Securities specified in such notice.  If such method of disposition shall be an underwritten public offering, the Investor may designate the managing underwriter or co-managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.  The Investor shall have three demand registrations pursuant to this Section 5.01; provided, however, that the Company shall not be obligated to effect more than one such registration in any 180-day period; provided, further, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Investor, shall have become effective and, (i) if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto and (ii) in any other case, such registration statement shall have remained effective throughout the Effectiveness Period.

(c) From and after the date hereof, the Company shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.  Demand registrations pursuant to this Section 5.01 shall be on Form S-3 or any similar short-form registration statement, if available.  In the event the Company fails to qualify, the Company shall be required to effect demand registrations pursuant to this Section 5.01 on Form S-1 or any successor thereto to the same extent as the Company would be required to effect demand registrations on Form S-3.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice to the Investor, to require the Investor to suspend the use of the prospectus for sales of Registrable Securities under the registration statement for a reasonable period of time not to exceed 60 consecutive days or 120 days in the aggregate in any 12-month period (a “Suspension Period”) if the Board determines that such use would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company that would materially interfere with such transaction or negotiations or (ii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company, provided, that, if at the time of receipt of such notice the Investor shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Issuer shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such shares.  Immediately upon receipt of such notice, the Investor shall discontinue the disposition of Registrable Securities under such registration statement and prospectus relating thereto until such Suspension Period is terminated.  The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Investor of such termination.  After the expiration of any Suspension Period and without any further request from the Investor, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Suspension Period occurs during the Effectiveness Period for a registration statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 5.01(d). If the Company notifies the Investor of a Suspension Period with respect to a registration statement requested pursuant to Section 5.01 that has not yet been declared effective, (i) the Investor may by notice to the Company withdraw such request without such request counting as one of the Investor’s demand requests under Section 5.01(b) and (ii) the Investor will be not responsible to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

(e) The Company shall be entitled to include in any registration statement referred to in this Section 5.01, for sale in accordance with the method of disposition specified by the Investor, shares of Company Common Stock to be sold by the Company for its own account (to the extent that the inclusion of such shares by the Company shall not adversely affect the offering), and shall not, without the prior consent of the Investor, be entitled to include shares held by any persons other than the Investor and its Affiliates.  The Registrable Securities of the Investor shall have priority for inclusion in any firm commitment underwritten offering, ahead of all Registrable Securities held by other holders included in such offering, in any Underwriter Cutback.

SECTION 5.02. Piggyback Registration.  Subject to the terms and conditions of this Agreement, if the Company at any time following the Holding Period (other than pursuant to Section 5.01) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give prompt written notice to the Investor of its intention to do so (such notice to be given not less than 10 Business Days prior to the anticipated filing date of the related registration statement).  Upon the written request of the Investor, received by the Company within 10 Business Days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Investor or its Affiliates of such Registrable Securities so registered.  In the event that any registration pursuant to this Section 5.02 shall be, in whole or in part, an underwritten public offering of Company Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced pursuant to an Underwriter Cutback.  In the event that the managing underwriter or co-managing underwriters on behalf of all underwriters limits the number of shares to be included in a registration pursuant to this Section 5.02, or shall otherwise require a limitation of the number of shares to be included in the registration, then the Company will include in such registration (i) first, securities proposed by the Company to be sold for its own account and (ii) second, shares of Registrable Securities requested to be included by the Investor pursuant to this Section 5.02 and securities requested to be included by any other holders of Registrable Securities, pro rata, based on the number of Registrable Securities beneficially owned by the Investor and each such other holder of Registrable Securities.  Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5.02 without thereby incurring any liability to the Investor or its Affiliates.

SECTION 5.03. Expenses of Registration.  Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Investor.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 5.01, the request for which has been subsequently withdrawn by the Investor (i) unless the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed in a report filed with or furnished to the SEC at least 48 hours prior to the request or (ii) except as specifically provided in Section 5.01.

SECTION 5.04. Procedures for Registration.  If and whenever the Company is required by the provisions of Sections 5.01 or 5.02 to use commercially reasonable efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) Prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Investor’s or its Affiliates’ intended method of disposition set forth in such registration statement for such period;

(c) Furnish to the Investor and the underwriters such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Investor or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) Use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Company Common Stock is then listed;

(f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g) Immediately notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investor prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) If the offering is underwritten and at the request of the Investor, use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Investor, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial or statistical data contained therein) and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Investor, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) with respect to such registration as such underwriters or the Investor may reasonably request;

(i) Use commercially reasonable efforts to cooperate with the Investor and its Affiliates in the disposition of the Registrable Securities covered by such registration statement;

(j) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor or any of its legal counsel; participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information; and

(k) Otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Investor in the disposition of its Registrable Securities in accordance with the terms of this Agreement.  Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Shares (or a book-entry transfer to similar effect) transferred in accordance with this Agreement.

For purposes of Sections 5.04(a) and 5.04(b) and of Section 5.01(d), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 90 days after the effective date thereof (the “Effectiveness Period”).  In connection with each registration hereunder, the Investor and its Affiliates will timely furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.  In connection with each registration pursuant to Sections 5.01 or 5.02 covering an underwritten public offering or a Hedging Transaction, the Company and the Investor agree to enter into customary agreements (including an underwriting or similar agreement) with the managing underwriter or co-managing underwriters selected in the manner herein provided or the Hedging Counterparty, as the case may be, in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter or Hedging Counterparty and companies of the Company’s size and investment stature.

The Company will use commercially reasonable efforts to make available to its security holders, as promptly as reasonably practicable, an earnings statement (which need not be audited) covering the period of 12 months commencing upon the first disposition of Registrable Securities pursuant to a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder.

SECTION 5.05. Suspension of Sales.  (a)  Upon receipt of notice from the Company pursuant to Section 5.04(g), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Investor (i) has received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 5.04(g) or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  If the Company shall give such notice with regards to any registration statement requested pursuant to Section 5.01, the Effectiveness Period in respect of such registration statement shall be extended by the number of days during the period from and including the date such notice is given by the Company to the date when the Company shall have (i) made available to the Investor a supplemented or amended prospectus or prospectus supplement pursuant to Section 5.04(g) or (ii) advised the Investor in writing that the use of the prospectus and, if applicable, prospectus supplement may be resumed.

(b) Notwithstanding anything to the contrary in this Agreement, during any Scheduled Black-out Period the Investor shall immediately suspend or discontinue disposition of Registrable Securities until the termination of such Scheduled Black-out Period; provided that (i) a Scheduled Black-out Period shall not prevent the Investor from making any demand under Section 5.01 or electing to participate in any piggyback registration under Section 5.02 or relieve the Company from its obligation to file (but not its obligation to cause to be declared effective) a registration statement pursuant to this Agreement and (ii) a Scheduled Black-out Period shall not apply to the Investor in any piggyback registration under Section 5.02 to the extent the Company has waived the Scheduled Black-out Period with respect to any registered offering of Registrable Securities for its own account or for the account of any other person, which offering gives rise to such piggyback registration. The Effectiveness Period in respect of any registration statement requested pursuant to Section 5.01 shall be extended by the number of days included in any Scheduled Black-out Period.

SECTION 5.06. Free Writing Prospectuses.  The Investor shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company; provided that the Investor may use any free writing prospectus prepared and distributed by the Company.

SECTION 5.07. Indemnification.  (a)  Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements), including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals, incurred prior to any assumption of the defense of such Claim by the Company) the Liberty Parties and their respective Affiliates, and each of their respective officers, directors, employees, agents, partners, members, stockholders, Representatives and Affiliates, and each person or entity, if any, that controls a Liberty Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling person (each, a “Liberty Indemnified Person”) against any and all losses, claims, damages, actions, liabilities, costs and expenses (including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals) (collectively, “Losses”), arising out of, directly or indirectly resulting from, or relating to any Claim instituted, commenced or brought by any Governmental Entity, stockholder of the Company or any other person (other than (i) a Claim by any Liberty Party or any Affiliate of any Liberty Party (except in the case of any action to enforce its rights under this Section 5.07) or (ii) a direct Claim by the Company and its Subsidiaries (for the avoidance of doubt, a derivative Claim brought by or on behalf of the Company or its Subsidiaries is not such a direct Claim)) based on, resulting from, or relating to this Agreement or the transactions contemplated by this Agreement and enforcement of this Section 5.07, except that the Company will not be required to indemnify any Liberty Indemnified Person for Losses resulting from its gross negligence, willful misconduct or willful and material breach of this Agreement.

(b) Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless each Investor and its Affiliates and each of their respective officers, directors, employees, agents, partners, members, stockholders, Representatives and Affiliates, and each person or entity, if any, that controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling person (each, an “Investor Indemnified Person”) against any and all Losses arising out of, resulting from, or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein (or any documents incorporated therein by reference) or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Investor Indemnified Person in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any issuer free writing prospectus prepared by the Company or authorized by it in writing for use by the Investor or any amendment or supplement thereto, in reliance upon and in conformity with information regarding such Investor Indemnified Person or its plan of distribution or ownership interests which such Investor Indemnified Person furnished in writing to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any issuer free writing prospectus, (ii) offers or sales effected by or on behalf such Investor Indemnified Person “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not prepared by the Company or authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable Law to be delivered or made available to such purchaser at the time of sale or contract); provided that the Company shall have delivered to the Investor such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to Section 5.04(c) no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5.07(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(c) Notwithstanding any termination of this Agreement, each Investor named as a selling stockholder in a registration statement pursuant to this Article V shall indemnify and hold harmless the Company and its officers, directors, employees, agents, Representatives and Affiliates and each person or entity, if any, that controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling person against any and all Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon information furnished in writing to the Company by such Investor expressly for use therein.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5.07(c) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(d) If any Claim shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 5.07, except to the extent that such failure shall have materially prejudiced the Indemnifying Party.  In case any such Claim is brought against an Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and to the extent that it shall elect, promptly after receiving the aforesaid notice from such Indemnified Party, assume the defense in such proceeding, including (x) in the case of an indemnification claim pursuant to Sections 5.07(b) or (c), the employment of counsel reasonably satisfactory to the Indemnified Party, (y) in the case of an indemnification claim pursuant to Section 5.07(a), the employment of counsel chosen by the Indemnified Party reasonably satisfactory to the Indemnifying Party, and (z) the payment of all fees and expenses incurred in connection with such defense.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel (in accordance with this Section 5.07(d)) reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each jurisdiction) at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any Loss (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed so long as the Indemnifying Party has complied, and continues to comply, with all of its covenants and obligations under this Agreement), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not result in any limitation or restriction upon any Investor’s exercise of all rights, privileges and preferences applicable to it as a holder of Series J Preferred Stock (or the shares of Company Common Stock issuable upon conversion thereof) and its rights under this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that to the extent a Claim is made against any Liberty Indemnified Person which may be indemnifiable pursuant to Section 5.07(a), the Liberty Indemnified Person will be entitled to retain its regular outside counsel to review and produce documents, electronic files and other materials in response to document requests in connection with any Claim for which a Liberty Indemnified Person may be entitled to indemnification pursuant to Section 5.07(a), and make determinations with respect to and prosecute issues related to confidential information of the Liberty Indemnified Persons. The Company will pay directly the reasonable fees and expenses of such counsel in connection with any such Claim.

(e) If the indemnification provided for in Sections 5.07(b) or 5.07(c) is unavailable to an Indemnified Party with respect to any Losses, or is insufficient to hold the Indemnified Party harmless as contemplated therein (other than pursuant to the exceptions to indemnification provided for in Sections 5.07(b)  or 5.07(c)) then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such statement or omission.  The Company and each Investor agree that it would not necessarily be just and equitable if the amount of contribution pursuant to this Section 5.07(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.07(e).  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor Indemnified Person shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by Investor under the relevant registration statement exceeds the amount of any damages that such Investor Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) If the receipt or accrual of any indemnification payment pursuant to Section 5.07(a) causes, directly or indirectly, an actual increase in the Taxes of a Liberty Indemnified Person under one or more applicable Tax laws, Losses shall be increased by an amount so that, after the payment of any Taxes (including, for the avoidance of doubt, estimated Taxes) arising, directly or indirectly, from such payment (including as so increased pursuant to this Section 5.07(f)), the Liberty Indemnified Person shall have received the same net amount that such person would have received had the payment not resulted in such increase in Taxes of the Liberty Indemnified Person.  If such increase in Taxes occurs with respect to but following any indemnification payment made by the Company to the Liberty Indemnified Person pursuant to Section 5.07(a) or with respect to but following any payment made by the Company to the Liberty Indemnified Person pursuant to this Section 5.07(f), then the Company shall promptly pay the Liberty Indemnified Person the amount of such increase in Taxes when such Taxes are due and payable by the Liberty Indemnified Person (including, for the avoidance of doubt, as a result of the payment of any estimated Taxes).  If the increase in Taxes of a Liberty Indemnified Person described in this Section 5.07(f) is reduced or eliminated after the Liberty Indemnified Person has received a payment from the Company relating to such increase in Taxes, the Liberty Indemnified Person shall promptly repay the Company the reduced or eliminated amount.

If any Losses described in Section 5.07(a) result in an actual Tax loss, deduction or credit (other than any Tax loss, deduction or credit resulting from an increase in Tax basis of any asset) in determining the amount of any Taxes, or if Taxes of a Liberty Indemnified Person arising, directly or indirectly, from payments received by a Liberty Indemnified Person from the Company pursuant to Section 5.07(a) and this Section 5.07(f) may be deducted or credited in determining the amount of any other Taxes (for example, state Taxes that are permitted to be deducted in determining federal Taxes), required to be paid by the Liberty Indemnified Person (including, for the avoidance of doubt, estimated Taxes), Losses shall be decreased by an amount equal to the reduction in Taxes of the Liberty Indemnified Person resulting from such loss, deduction or credit.  If such reduction in Taxes of the Liberty Indemnified Person occurs with respect to but following any indemnification payment made by the Company to the Liberty Indemnified Person pursuant to Section 5.07(a) or with respect to but following any payment made by the Company to the Liberty Indemnified Person pursuant to this Section 5.07(f), then the Liberty Indemnified Person shall promptly repay the Company the amount of such reduction when the decrease in Taxes resulting from such loss, deduction or credit is actually realized (including, for the avoidance of doubt, in connection with the payment of any estimated Taxes).  If the Tax benefit resulting from a Tax loss, deduction or credit of a Liberty Indemnified Person described in this Section 5.07(f) is reduced or eliminated after such Tax benefit was taken into account in determining amounts paid pursuant to Section 5.07(a) or this Section 5.07(f), then the Company shall promptly pay the Liberty Indemnified Person the reduced or eliminated amount.

Any increase or decrease in Taxes for any period (including, for the avoidance of doubt, estimated Taxes) of a Liberty Indemnified Person shall be determined on a “with and without” basis, by comparing the Taxes actually required to be paid for such period with the item of income, gain, loss, deduction or credit taken into account to the amount that would be so required to be paid without such item.

SECTION 5.08. Lock-up Agreement; Agreement to Furnish Information.  (a) The Investor agrees that it will not Transfer or otherwise make any short sale of, grant any option for the purchase of, or enter into any new hedging or similar transaction with the same economic effect as a sale with respect to, including a sale pursuant to Rule 144 under the Securities Act, any Company Common Stock (or other securities of the Company) held by the Investor (other than those included in the registration) for a period specified by the Representatives of the managing underwriters or co-managing underwriters of Company Common Stock (or other securities of the Company convertible into Company Common Stock) not to exceed 10 days prior and 120 days following any registered public sale of securities by the Company in which the Company gave the Investor an opportunity to participate in accordance with Section 5.02; provided that executive officers and directors of the Company and other holders of the Company Common Stock participating in such offering enter into similar agreements and only as long as and to the extent such persons remain subject to such agreement (and are not fully released from such agreement) for such period.  The Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Representatives of the underwriters or co-managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested in writing by the Company or the managing underwriters or co-managing underwriters of Company Common Stock (or other securities of the Company), the Investor shall provide such documents and instruments as may be reasonably required by the Company or such Representative of the managing underwriters in connection with the filing of a registration statement on the date specified in such writing and the completion of any public offering of the Registrable Securities pursuant to this Agreement (including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”)).  If the Company has not received, on or before the second Business Day before the specified filing date, the Requested Information from the Investor (provided the written request therefor is received by the Investor not less than seven Business Days before the filing date, the Company may file the registration statement without including Registrable Securities of such Investor.  The failure to so include in any registration statement the Registrable Securities of the Investor (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to the Investor.

SECTION 5.09. Rule 144 Reporting.  With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are shares of Company Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Company Common Stock without registration.

SECTION 5.10. Registration in connection with Hedging Transaction.  (a)  Subject to Section 4.02(b) and this Article V, the Company acknowledges that from time to time the Investor may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Investor (after good faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act sales or transfers (whether short or long and whether by the Investor or by the Hedging Counterparty) of Registrable Securities or (by the Hedging Counterparty) other shares of Company Common Stock in connection therewith, then a registration statement covering Registrable Securities or such other shares of Company Common Stock may be used in a manner otherwise in accordance with the terms and conditions of this Agreement to register such sales or transfers under the Securities Act.

(b) Subject to Section 4.02(b) and this Article V, if, in the circumstances contemplated by Section 5.10(a), the Investor seeks to register sales or transfers of Registrable Securities (or the sale or transfer by a Hedging Counterparty of other shares of Company Common Stock) in connection with a Hedging Transaction at a time when a Registration Statement covering Registrable Securities is effective, upon receipt of written notice thereof from the Investor, the Company shall use commercially reasonable efforts to take such actions as may reasonably be required to permit such sales or transfers in connection with such Hedging Transaction to be covered by such effective Registration Statement in a manner otherwise in accordance with the terms and conditions of this Agreement, which may include, among other things, the filing of a prospectus supplement or post-effective amendment including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, and any change to the plan of distribution contained in the prospectus.  Any information regarding a Hedging Transaction included in a Registration Statement shall be deemed to be information furnished in writing expressly for use therein by the Investor for purposes of Section 5.07.

SECTION 5.11. Transfer of Registration Rights.  Investor shall have the right to transfer, by written agreement, any or all of its rights and obligations granted under this Article V (other than to the extent related to Section 5.07(a)) to any direct or indirect transferee of its Registrable Securities (each person to whom such rights and obligations shall have been so transferred hereunder, a “Permitted Transferee”); provided, (i) such transferee is, at the time of such transfer, an Affiliate of the Investor or any person described in clause (i) of Section 4.02(a), or (ii) such transferee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and in either such case (x) such transferee agrees, in writing in form and substance reasonably satisfactory to the Company, to be bound by the terms and provisions of this Article V, which shall specify the rights under this Article V being assigned to such Permitted Transferee (provided that no such assignment shall expand the obligations of the Company under this Article V) and (y) such transfer of Registrable Securities shall be effected in compliance with this Agreement. Following any transfer or assignment made pursuant to this Section 5.11 in connection with the transfer by the Investor of a portion of its Registrable Securities, the Investor shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Securities.

SECTION 5.12. Termination of Registration Rights.  This Article V (other than Section 5.03, Section 5.07 and Section 5.09) will terminate on the date on which all shares of Company Common Stock subject to this Agreement cease to be Registrable Securities.

ARTICLE VI

Miscellaneous

SECTION 6.01. Survival.  The representations and warranties of the parties set forth in Article II of this Agreement shall survive until the second anniversary of the Closing, except that Sections 2.01(a), (b), (c), (e) and (g) and Sections 2.02(a) and (b) shall survive indefinitely. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled.

SECTION 6.02. Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the Investor against whom such amendment or waiver shall be enforced, and, to the extent such amendment or waiver purports to be enforceable against any Liberty Party, such amendment or waiver shall also be signed by such Liberty Party (unless such Investor is itself a Liberty Party, in which case no further signatures shall be required).  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 6.03. Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

SECTION 6.04. Specific Enforcement; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.  THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.  IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANOTHER COURT SITTING IN THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW, AND NOTHING IN THIS SECTION 6.04(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.04(c).

SECTION 6.05. Remedies.  The parties agree that, with respect to any breach of any of the representations and warranties of the Company set forth in Article II that relates solely to a matter that results in an increase in the Dividend Rate on the Series J Preferred Stock under Section 3(a)(ii) of the Certificate of Designations, such increase shall be the sole and exclusive  remedy of the Investor and any Liberty Party under this Agreement or the Certificate of Designations with respect to such breach; provided that the foregoing will not affect the Company’s liability for breach of its covenants and obligations hereunder.

SECTION 6.06. Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a) If to the Company:

Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011

Attention:  Eugene V. DeFelice
                    Vice President, General Counsel & Secretary
Facsimile:  212-463-5683

With a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention:  Scott A. Barshay, Esq.
Andrew R. Thompson, Esq.
Facsimile:  (212) 474-3700

(b) If to the Investor or any Liberty Party:

Liberty GIC, Inc.
12300 Liberty Boulevard
Englewood, CO 80112

Attention:  Legal Department
Facsimile:  (720) 875-5382

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112

Attention:  Frederick H. McGrath
Renee L. Wilm
Facsimile:  (212) 408-2501

or to such other address as any person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 6.07. Entire Agreement, etc.  This Agreement (including all schedules and exhibits hereto), together with the Certificate of Designations, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

SECTION 6.08. Definitions

(a) “2011 Annual Meeting Completion Date” means the date immediately following the date on which the Company’s annual meeting of stockholders in 2011 is concluded.

(b) “Affiliate” means, with respect to any specified person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or entity; provided, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Liberty Parties or any of their respective Affiliates and (ii) none of Expedia, Inc., any of its Affiliates, TripAdvisor, Inc. or any of its Affiliates, shall be deemed to be Affiliates of any of the Liberty Parties. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(c) “ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the 1933 Act.

(d) “ASR Eligible” means the Issuer meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

(e) “beneficial owner” and “beneficial ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a person’s beneficial ownership of securities shall be determined in accordance with the provisions of such Rules.

(f)  “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(g) “Change of Control” has the meaning set forth in the Certificate of Designations.

(h) “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

(i) “Company Disclosure Letter” means the letter dated as of the date of this Agreement delivered by the Company to the Investor.

(j) “Credit Agreement” means the Amended and Restated Credit Agreement dated as of April 29, 2011, among the Company, the borrowers thereunder, the guarantors thereunder, Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Retail Finance, LLC, as Co-Syndication Agents, and Suntrust Bank and Regions Bank, as Co-Documentation Agents, as amended from time to time in accordance with the terms thereof.

(k) “Dividend Payment Date” means the last day of each of the Company’s fiscal quarters in each fiscal year, commencing with the Company’s current fiscal quarter; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay.

(l) “Dividend Rate” has the meaning set forth in the Certificate of Designations.

(m) “Dividend Record Date” means the record date for payment of dividends on the Series J Preferred Stock, which will be the 15th day of the calendar month of the relevant Dividend Payment Date, or the 15th day of the prior month if the Dividend Payment is on or before the 15th day of a calendar month.

(n) “Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof or any other financial institution that routinely engages in Hedging Transactions in the ordinary course of its business.

(o) “Hedging Transaction” means any transaction, agreement or arrangement involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of the Registrable Securities.  For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by the Investor in which a Hedging Counterparty engages in short sales of Company Common Stock pursuant to a prospectus and may use Registrable Securities to close out its short position;

(ii) transactions pursuant to which the Investor sells short Company Common Stock pursuant to a prospectus and delivers Registrable Securities to close out its short position;

(iii) transactions by the Investor in which the Investor delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to a Hedging Counterparty who may then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Exchange Act;

(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then sell the loaned shares or, in an event of default in the case of a pledge, then sell the pledged shares, in each case, in a public transaction pursuant to a prospectus; and

(v) for purposes of Section 4.02(b), transactions of the type encompassed within the definition of “Hedging Transaction” undertaken with respect to Series J Preferred Stock.

(p) “In the Money Securities” means any securities or rights that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock (other than the Preferred Shares) at an exercise or conversion price per share of Company Common Stock that is less than the Closing Price (as defined in the Certificate of Designations).

(q) “Junior Stock” means the Company Common Stock, the Series I Preferred Stock, and any other class or series of capital stock of the Company now existing or hereafter authorized other than the Series J Preferred Stock, any class or series of Parity Stock, and any class or series of Senior Stock.

(r) “Liberty Distribution Transaction” means any transaction by which any Liberty Party or any subsidiary of a Liberty Party that owns of record shares of Series J Preferred Stock, or the shares of Company Common Stock received upon conversion thereof, ceases to be a subsidiary of any Liberty Party by reason of the distribution of such subsidiary’s or such subsidiary’s parent company’s equity securities to the holders of common stock of any Liberty Party, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

(s) “Liberty Party” or “Liberty Parties” means Liberty Media Corporation, Liberty CapStarz, Inc., Liberty GIC, Inc. and any of their respective subsidiaries, together with (i) any Affiliate of any of the foregoing that owns of record shares of Series J Preferred Stock, or shares of Company Common Stock received upon conversion thereof, and is subject to a Liberty Distribution Transaction, and (ii) any Affiliate of any Person that becomes a Liberty Party by reason of any Liberty Distribution Transaction in compliance with the provisions of this Agreement and owns of record shares of Series J Preferred Stock, or shares of Company Common Stock received upon conversion thereof.

(t) “Major Division” means any of B&N Retail, B&N College or B&N.com, in each case as described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011.

(u) “Ownership Percentage” means, with respect to the Liberty Parties and their respective Affiliates as of any date, the percentage equal to the sum of (i) the number of shares of Company Common Stock into which the Preferred Shares can be converted as of such date, (ii) the number of shares of Company Common Stock beneficially owned by the Liberty Parties as of such date (excluding any share of Company Common Stock included pursuant to clause (i) above or clause (iii) below) and (iii) the number of shares of Company Common Stock issuable upon the conversion, exercise or exchange of any securities held by the Liberty Parties or any of their respective Affiliates as of such date (other than the Preferred Shares), divided by (iv) the total number of shares of Company Common Stock outstanding, or issuable (including any shares of Company Common Stock included in the numerator as a result of (i) and (iii) above), upon the conversion, exercise or exchange of any In the Money Securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, as of such date.

(v) “Parity Stock” means any class or series of capital stock of the Company hereafter authorized that expressly ranks on a parity basis with the Series J Preferred Stock as to the dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Company.

(w) “prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.

(x) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.

(y) The term “Registrable Securities” means the shares of Company Common Stock issued or issuable upon conversion of the Preferred Shares beneficially owned (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) by the Investor as of the Closing as a result of the transactions contemplated by this Agreement (as such number of shares of Company Common Stock may be adjusted pursuant to the terms of the Certificate of Designations) or shares of Company Common Stock purchased by any Liberty Party pursuant to Section 4.03.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities may be sold without any restriction under the Securities Act, (iii) such securities shall have been otherwise Transferred or (iv) such securities are no longer outstanding; provided, however, that Registrable Securities held by a Liberty Party or any Investor or any Affiliate of an Investor will not cease to be Registrable Securities by reason of clause (iii) of this definition for so long as such Registrable Securities continue to be held by such Liberty Party or any other Liberty Party or any Investor or any Affiliate of an Investor.

(z) “Registration Expenses” shall mean, with respect to any registration, (i) all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and (ii) fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions); provided that Registration Expenses shall not include any Selling Expenses.

(aa) “registration statement” means any registration statement that is required to register the resale of the Registrable Securities under this Agreement, and including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

(bb) “Representative” means, with respect to any person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such person.

(cc) “Rights Plan” means the Rights Agreement dated as of November 17, 2009, between the Company and Mellon Investor Services LLC, as amended by Amendment No. 1, dated as of February 17, 2010, Amendment No. 2, dated as of June 23, 2010, Amendment No. 3, dated as of October 29, 2010 and Amendment No. 4, dated as of the date hereof, and any other agreement or plan entered into by the Company in replacement or substitution therefor.

(dd) “Scheduled Black-out Period” means the period from and including the 10th Business Day preceding the last day of a fiscal quarter of the Company to and including the 3rd Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(ee) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all fees and expenses of the Investor (other than such fees and expenses included in Registration Expenses).

(ff) “Senior Stock” has the meaning set forth in the Certificate of Designations.

(gg) “Series I Preferred Stock” means the preferred stock of the Company designated as “Series I Preferred Stock”.

(hh) A “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

(ii) “Tax” or “Taxes” means any and all taxes, charges, fees, levies, customs, duties, tariffs, or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, estimated, alternative minimum, transfer and recording taxes, fees and charges, and any other taxes, charges, fees, levies, customs, duties, tariffs or other assessments imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest thereon, fines, penalties, additions to tax, or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, customs, duties, tariffs, or other assessments.

SECTION 6.09. Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a person are also to its permitted successors and assigns.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 6.10. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 6.11. No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and the Liberty Parties to the extent expressly provided herein, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except that the provisions of Section 5.07 shall inure to the benefit of the persons referred to in that section.

SECTION 6.12. Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

SECTION 6.13. Adjustment of Share Numbers.  If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of Company Common Stock or Series J Preferred Stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such Company Common Stock and Series J Preferred Stock, as applicable, referred to in this Agreement shall be adjusted to the number and types of shares of such stock that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

BARNES & NOBLE, INC.,

By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, Gerneral Counsel & Corporate Secretary

LIBERTY GIC, INC.

By:	/s/ Mark Carleton
Name: Mark Carleton
Title: Senior Vice President

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